As filed with the Securities and Exchange Commission on December 6, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TARGA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Delaware	4922	20-3701075
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Rene R. Joyce
Chief Executive Officer
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

David P. Oelman	Douglass M. Rayburn
Christopher S. Collins	Baker Botts L.L.P.
Vinson & Elkins L.L.P.	2001 Ross Avenue
1001 Fannin Street, Suite 2500	Dallas, Texas 75201
Houston, Texas 77002-6760	(214) 953-6500
(713) 758-2222
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑ File No. 333-169277
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting
		(Do not check if a smaller	company ☐
reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities To Be Registered	Registered(1)	per Share(2)	Offering Price	Registration Fee(3)
Common Stock, par value $0.001 per share	3,018,750	$22.00	$66,412,500	$4,735.21

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.

(2)	Based upon the public offering price.

(3)	The registrant has previously paid $23,676.06 in connection with its Registration Statement on Form S-1 (File No. 333-169277).
     The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     Targa Resources Corp., a Delaware corporation, is filing this registration statement with respect to the registration of additional shares of common stock, par value $0.001 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (Registration No. 333-169277), initially filed with the Securities and Exchange Commission on September 9, 2010, as amended by Amendment No. 1 thereto filed on October 15, 2010, Amendment No. 2 thereto filed on November 8, 2010, Amendment No. 3 thereto filed on November 12, 2010, Amendment No. 4 thereto filed on November 16, 2010 and Amendment No. 5 thereto filed on November 22, 2010 which was declared effective on December 6, 2010, including the exhibits thereto, are incorporated herein by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. Exhibits and Financial Statement Schedules
     (a) Exhibits

Exhibit
Number	Description
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-169277) initially filed with the Commission on September 9, 2010 and incorporated by reference herein)

*	Filed herewith

     (b) Financial Statement Schedules
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 6, 2010.

TARGA RESOURCES CORP.
By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rene R. Joyce	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2010
/s/ Matthew J. Meloy Matthew J. Meloy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 6, 2010
* John Robert Sparger	Senior Vice President and Chief Accounting Officer (Principal Financial Officer)	December 6, 2010
* James W. Whalen	Director	December 6, 2010
* Peter R. Kagan	Director	December 6, 2010
* Chansoo Joung	Director	December 6, 2010
* Charles R. Crisp	Director	December 6, 2010
* Chris Tong	Director	December 6, 2010
* In Seon Hwang	Director	December 6, 2010
*By: /s/ Jeffrey J. McParland Jeffrey J. McParland Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-169277) initially filed with the Commission on September 9, 2010 and incorporated by reference herein)

*	Filed herewith